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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement on Form S-4 of Provident Companies, Inc. of our report dated February 2, 1999, relating to the consolidated financial statements and the financial statement schedules appearing in UNUM Corporation and subsidiaries Annual Report on Form 10-K/A as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

    /s/ PRICEWATERHOUSECOOPERS LLP
Portland, Maine
June 2, 1999
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June 2, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

    We are aware that our report dated April 27, 1999 on our review of interim financial information of UNUM Corporation and subsidiaries for the period ended March 31, 1999 and 1998 and included in the Company's quarterly report on Form 10-Q/A for the quarter ended March 31, 1999 is incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

    /s/ PRICEWATERHOUSECOOPERS LLP